Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of October 24, 2024, by and among First Carolina Bank, a North Carolina state-chartered bank (“Parent”), Double Eagle Acquisition Corp, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), BM Technologies, Inc., a Delaware corporation (“Company”), the undersigned stockholder and director of Company (the “Stockholder”), in such Person’s capacity as a stockholder of Company, and not in his or her capacity as a director or officer of Company, as applicable[, and solely with respect to the obligations in Section 2(o), [●]]. All capitalized terms used and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub, and Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub shall be merged with and into Company, whereupon the separate existence of Merger Sub will cease and the Company shall be the surviving corporation of the merger (the “Merger”).

WHEREAS, the Stockholder is the record or beneficial owner of the number of shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) set forth opposite the Stockholder’s name on Schedule A hereto (the “Existing Shares” and together with any shares of Company Common Stock or other capital stock of Company and any securities convertible into or exchangeable for shares of Company Common Stock or other capital stock of Company, in each case that are acquired by the Stockholder during the term of this Agreement, collectively, the “Shares”);

[WHEREAS, each of [●] is the record and beneficial owner of the number of warrants to acquire shares of the Company Common Stock set forth opposite such ’s name on Schedule B hereto;]

WHEREAS, the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, is a condition to the consummation of the Merger;

WHEREAS, as of the date hereof, upon the terms and subject to the conditions herein, the Stockholder has determined to vote in favor of the Merger and the other transactions contemplated in the Merger Agreement; and

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed to enter into and perform this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Agreement to Vote.

During the term of this Agreement, at any meeting of the stockholders of Company, however called (whether annual or special and each adjourned or postponed meeting, and including the Company Stockholders’ Meeting), or in connection with any written consent of the stockholders of Company (each such meeting or written consent of the stockholders of Company, a “Stockholders’ Meeting”), the Stockholder irrevocably and unconditionally agrees that he, she or it shall, in each case to the fullest extent that such matters are submitted for the vote or written consent of the Stockholder in a Stockholders’ Meeting and that the Shares are entitled to vote thereon or consent thereto, (x) appear at each Stockholders’ Meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum, and (y) vote (or cause to be voted) or deliver (or cause to be delivered) a written consent covering all of the Shares, and cause any holder of record of the Shares to vote all such Shares, in person or by proxy, and not to withdraw any such vote or consent with respect to the Shares;

(a) in favor of (i) the adoption of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and any amended and restated Merger Agreement or amendment to the Merger Agreement, and any actions required in furtherance thereof, at each Stockholders’ Meeting, and (ii) the approval of any proposal to adjourn or postpone any Stockholders’ Meeting to a later date if there are not sufficient votes to obtain the Required Stockholder Approval on the date on which a Stockholders’ Meeting (including the Company Stockholders’ Meeting) is held; and

(b) against (i) any Acquisition Proposal, (ii) any action, proposal, transaction or agreement (A) made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or the other transactions or matters contemplated by the Merger Agreement, or (B) that could result in a breach of any covenant, representation or warranty or any other obligation or agreement of Company under the Merger Agreement or of the Stockholder under this Agreement, or (iii) any action, proposal, transaction or agreement, amendment to any agreement or organizational document, matter or proposal submitted for the vote or written consent of the stockholders of Company that is intended or could impede, interfere with, prevent, delay, postpone, discourage, adversely affect, frustrate the purposes of, or inhibit the timely consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the fulfillment of Company’s, Parent’s or Merger Sub’s obligations or conditions under the Merger Agreement.

2.	Representations and Warranties and Covenants of Stockholder.

The Stockholder represents, warrants, covenants and/or agrees as follows:

(a) Ownership. The Stockholder is the record or beneficial owner of the Existing Shares, and all of the Shares owned by the Stockholder from the date hereof through and on the Closing Date will be beneficially owned by the Stockholder. Except for the Existing Shares, the Stockholder is not the beneficial or registered owner of any other shares of Company Common Stock or rights to acquire shares of Company Common Stock as of the date hereof. The Stockholder has and will have, at all times through the Closing Date, sole title to the Existing Shares, free and clear of any Liens other than those imposed by applicable securities Laws, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition (including the right to control any disposition), sole power to issue instructions with respect to the matters set forth in Section 1 hereof (including the right to control the making or issuing any such instructions), and sole power to agree to all of the matters set forth in this Agreement (including the right to cause such agreements), in each case, with respect to all of the Shares. No Person other than the Stockholder has any right to direct or approve the voting or disposition of any of the Existing Shares as it relates to the matters covered by this Agreement. As of the date hereof, the Existing Shares constitute all of the shares of Company Common Stock beneficially owned by the Stockholder. The Stockholder has possession of an outstanding certificate or outstanding certificates representing all of the Shares (other than Shares held at the Depository Trust Company and/or in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby. For purposes of this Agreement, the term “beneficial ownership” and correlative terms shall be interpreted in accordance with Rule 13d-3 under the Exchange Act.

(b) Restrictions on Transfer. During the term of this Agreement, the Stockholder will not (i) directly or indirectly, sell, exchange, pledge, hypothecate, tender, grant a security interest in, transfer or otherwise dispose of or grant or create a Lien in or upon, or gift or place in trust, any of the Shares (including by merger, business combination, consolidation, testamentary disposition, operation of law or otherwise) and will not offer to make such a sale, transfer or other disposition or enter into any agreement, arrangement or understanding (other than a proxy for the purpose of voting the Stockholder’s Shares in accordance with Section 1 hereof) which would during the term of this Agreement (A) restrict, (B) establish a right of first refusal to, or (C) otherwise relate to, the transfer of the Shares (including transfer by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest in the Shares (including any right or power to vote to which the Stockholder may be entitled, whether such right or power is granted by proxy or otherwise) or the record of legal or beneficial ownership of the Shares (“Transfer”), (ii) enter into any Contract with any Person, or take any other action, that violates or conflicts with or could reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Stockholder’s representations, warranties, covenants and obligations under this Agreement, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to any or all of the Existing Shares other than as required to effect the Stockholder’s voting obligations in Section 1, (iv) except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, take any action that could restrict or otherwise affect the Stockholder’s legal power, authority and right to vote all of the Shares then beneficially owned by him, her or it, or otherwise comply with and perform his, her or its covenants and obligations under this Agreement, or (v) publicly announce any intention to do any of the foregoing. Any Transfer in violation of this provision shall be void. The Stockholder understands and agrees that if the Stockholder attempts to Transfer, vote or provide any other Person with the authority to vote any of the Shares other than in compliance with this Agreement, Company shall not, and the Stockholder hereby unconditionally and irrevocably instructs Company to not, (x) permit such Transfer on its books and records, (y) issue a new certificate representing any of the Shares, or (z) record such vote unless and until the Stockholder shall have complied with the terms of this Agreement.

(c) No Violation. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his, her, or its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to the Stockholder or by which any of his, her or its assets is bound, (ii) constitute or result in a default under or the loss of any benefit under, or result in the creation of any Lien on the assets of the Stockholder under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party or by which the Stockholder or any of his, her or its assets is bound, or (iii) result in the creation of any Lien upon the Shares.

(d) Authority. The Stockholder has full power, authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully the Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. No additional proceedings or actions on the part of Stockholder are necessary to authorize the execution and delivery of this Agreement, the performance by Stockholder of his, her or its covenants or other obligations hereunder, or the consummation of the transactions contemplated hereby.

(e) No Breach. None of the execution and delivery of this Agreement nor the performance by the Stockholder of his, her or its obligations hereunder will result in a violation of, or a default under, result in the creation of any Liens on the assets of the Stockholder or conflict with, any Law, Contract, loan and credit arrangements, Liens, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Shares are subject.

(f) No Liens. The Stockholder has good and marketable title to the Shares and the Shares and the certificates representing any of the Shares are now, and at all times during the term of this Agreement, will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all pledges, liens (statutory or other), mortgages, security interests, charges, options to purchase, leases, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement) (each, a “Lien”), except for (i) any Liens arising hereunder, and (ii) Liens, if any, which have been disclosed on Schedule C attached hereto.

(g) No Prior Proxies. Except as contemplated by this Agreement, neither the Stockholder nor any of his, her or its Affiliates has (A) entered into any voting agreement or voting trust with respect to any Shares or entered into any other arrangement relating to the voting of the Shares or (B) has appointed or granted a proxy or power of attorney with respect to any Shares. Any prior proxies or voting rights previously given by the Stockholder in respect of the Shares are revocable, and the Stockholder covenants that any such proxies or voting rights are hereby irrevocably revoked.

(h) Consents and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his, her or its obligations under this Agreement and the consummation by him, her or it of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any third party or Governmental Authority. No consent or approval of Stockholder’s spouse is necessary under any “community property” or other Laws in order for Stockholder to enter into and perform his, her or its obligations under this Agreement.

(i) Absence of Litigation. There is no Action pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of his, her or its Affiliates before or by any third party or Governmental Authority that could reasonably be expected to impair the ability of the Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(j) Statements. The Stockholder shall not make any statement, written or oral, to the effect, or which could reasonably be interpreted to infer, that he, she or it does not support the Merger or that other stockholders of Company should not support the Merger.

(k) No Inconsistent Agreements. Except for this Agreement, the Stockholder shall not (i) enter into at any time while this Agreement remains in effect, any voting agreement or voting trust or any other agreement, arrangement or understanding with respect to the Shares, (ii) grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney in contravention of the obligations of the Stockholder under this Agreement with respect to the Shares, (iii) commit any act that could restrict or affect his, her or its legal power, authority and right to vote any of the Shares then held of record or beneficially owned by the Stockholder or otherwise reasonably be expected to prevent or disable the Stockholder from performing any of his, her or its obligations under this Agreement, (iv) take any action that would reasonably be expected to make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of impeding, preventing, delaying, interfering with, disabling or adversely affecting in any way the performance by the Stockholder of any of his, her or its obligations under this Agreement, or (v) publicly announce any intention to do any of the foregoing.

(l) Disclosure. Except as required by applicable Law, the Stockholder shall not, and shall direct his, her or its Representatives not to, make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Stockholder hereby authorizes Company and Parent to publish and disclose in any announcement or disclosure required by applicable Law and any proxy statement filed in connection with the transactions contemplated by the Merger Agreement the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s obligation under this Agreement.

(m) No Fees. The Stockholder has not employed any broker or finder or incurred any liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

(n) Reliance by Parent. The Stockholder has been represented by or had opportunity to be represented by independent counsel, and the Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement, including the representations and warranties of Stockholder contained herein.

(o) [Company Warrants. Each of [●] acknowledges and agrees that (i) all of the warrants to purchase shares of the Company Common Stock that are owned or beneficially owned by it or its Affiliates shall be cancelled and terminated without any payment or other considerations at the Closing, (ii) all the agreements, documents or other instruments relating to such warrants (including the Warrant Agreement (as may be amended)) shall be terminated without further liabilities or obligations on the Company or any of its Affiliates (including any obligations to maintain or file any registration statements with respect to any such warrants or other securities of the Company), and (iii) any notices or consents that might be required thereunder in connection with the foregoing shall be hereby waived by such [●]. Each of [●] further agrees that, effective as of the Closing, to the fullest extent permitted by applicable Laws, on behalf of itself and its Affiliates (each, a “Releasing Party”), hereby knowingly, willingly, irrevocably, unconditionally and completely release, acquit and forever discharge each of the Company, any of its Subsidiaries, their respective former, current or future, direct or indirect, equityholders, controlling Persons, stockholders, members, general or limited partners, managers, Affiliates, directors, officers, employees, agents or other representatives, or any of their respective assignees or successors or any former, current or future, direct or indirect, equityholders, controlling Persons, stockholders, members, general or limited partners, managers, Affiliates, directors, officers, employees, agents or other Representatives of any of the foregoing (collectively, the “Company Released Parties”), of and from any and all past, present and future Actions, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), liabilities, losses, controversial, and claims and demands of any kind or nature whatsoever, whether in law or in equity, known or unknown, liquidated or unliquidated, absolute or contingent, which any Releasing Party has, owns or holds, or claims to have, own or hold, or may have, own or hold, in each case, arising out of the Warrant Agreement (as may be amended) or materially related to the Warrant Agreement (including the cancellation and termination thereof without consideration in connection with the Merger), including with respect to breach of any fiduciary duty relating to any actions or failures to act prior to the Closing by any Company Released Party.]

3.	Representations and Warranties of Company

(a) Corporate Authorization. Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Company of this Agreement, the performance by Company of its obligations under this Agreement have been duly authorized by Company, and no other corporate proceedings are necessary to authorize the execution or delivery by each of Parent and Merger Sub of this Agreement, or the performance by of its obligations under this Agreement. This Agreement has been duly executed and delivered by Company and, assuming due authorization, execution and delivery by Parent, Merger Sub and the Stockholder, constitutes a valid and binding obligation of each Company, enforceable against Company in accordance with its terms.

(b) Non-contravention. The execution and delivery by Company of this Agreement, the performance by Company of its obligations under this Agreement do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Company or its Subsidiaries, (b) contravene, conflict with or result in a violation or breach of any provision of any applicable Law, (c) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice, lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Company or its Subsidiaries is entitled under any provision of any Contract binding Company or any of its Subsidiaries or their properties or assets or any Permit affecting, or relating in any way to, the assets or business of Company or its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Company or any of its Subsidiaries.

4.	Certain Events.

The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any Person to which legal or beneficial ownership of the Shares shall pass, whether by operation of Law or otherwise, including the Stockholder’s successors or assigns. In the event of any stock split, stock dividend, merger, exchange, reorganization, recapitalization or other change in the capital structure of Company affecting the Shares, the number of Shares subject to the terms of this Agreement shall be appropriately adjusted, and this Agreement and the obligations hereunder shall attach to any additional securities of Company issued to or acquired by the Stockholder, and the terms “Existing Shares” and “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. The Stockholder hereby agrees to notify Company and Parent as promptly as practicable (and in any event within two Business Days after receipt) in writing of the number of any additional shares of Company Common Stock or other securities of Company of which the Stockholder acquires legal or beneficial ownership on or after the date hereof.

5.	Capacity.

With respect to the terms of this Agreement relating to the Shares, this Agreement relates solely to the capacity of the Stockholder as a stockholder or other beneficial owner of the Shares and is not in any way intended to affect or prevent the exercise by the Stockholder or any of its Affiliates or Representatives of his, her or its responsibilities as a director or officer of Company (including any fiduciary duties), as applicable, to the extent permitted by the Merger Agreement or required by Law.

6.	Non-Competition and Non-Solicitation.

(a) The Stockholder acknowledges and agrees that during the Stockholder's ownership, directly or indirectly, of Company and as director of Company, the Stockholder and his, her or its Affiliates have become familiar with Company’s trade secrets and with other confidential information concerning Company and its Affiliates. Therefore, and in further consideration of the compensation to be paid to the Stockholder pursuant to the Merger Agreement, the Stockholder agrees to the covenants set forth in this Section 6 and acknowledges that: (i) the goodwill (including customer relationships) of Company and its Affiliates associated with the transactions contemplated by the Merger Agreement is being acquired by Parent; (ii) the Stockholder’s receipt of the Merger Consideration is a direct benefit from Parent’s acquisition of such goodwill of Company and its Affiliates; (iii) it is fair and appropriate to preserve the value of the goodwill of Company and its Affiliates by entering into the covenants contained in this Section 6, which limits the Stockholder’s ability to compete with Company and its Affiliates and their respective successors and assigns; (iv) the agreements and covenants provided by the Stockholder in this Section 6 are essential to protect the value of Company and its Affiliates, including the goodwill associated with Company and its Affiliates; (v) without the covenants and agreements of the Stockholder contained in this Section 6, Parent would not have entered into the Merger Agreement and such covenants and agreements contained herein were a condition and inducement to Parent to enter into the Merger Agreement and to consummate the transactions pursuant to the Merger Agreement; and (vi) all of the restrictions contained in this Section 6, including the duration, scope and geographic area of the covenants described in this Section 6 are fair, reasonable and necessary in order to protect Company and its Affiliates’ goodwill and other assets and legitimate interests of Company and its Affiliates as those interests exist as of the date hereof.

(b) The Stockholder hereby covenants and agrees that, for a period commencing on the Closing Date and terminating on the date that is eighteen months from the Closing Date (the “Restricted Period”), such Stockholder shall not, directly or indirectly, either for him or herself or for any other Person other than for Parent or its Affiliates, participate in any business (including any division, group or franchise of a larger organization) that engages (or proposes to engage) in the business of providing digital banking and related services to higher educational institutions or similar entities and/or students of higher educational institutions or similar entities (the “Business”); provided, that if as of the date hereof the Stockholder holds not more than a 3% direct or indirect equity interest in such Person, then the Stockholder may retain (but not increase) such ownership interest without being deemed to “participate” in the Business conducted by such Person. For purposes of this Agreement, the term “participate” shall mean having more than 1% direct or indirect ownership interest in any Person, whether as a sole proprietor, investor, owner, equity holder, partner, member, manager, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any Person (whether as a director, officer, manager, member, partner, supervisor, employee, agent, consultant or otherwise), with respect to the Business.

(c) The Stockholder covenants and agrees that during the Restricted Period, the Stockholder shall not, directly or indirectly, (i) as employee, agent, consultant, director, officer, equity holder, member, manager, partner or in any other capacity, without Parent’s prior written consent (other than for the benefit of Parent or its Affiliates), solicit, call upon, communicate with or attempt to communicate (whether by mail, telephone, electronic mail, personal meeting or any other means, excluding general solicitations of the public that are not based in whole or in part on any list of customers of Company or any of its Affiliates) with any Person that is or was a customer of Company or any of its Affiliates during the one-year period preceding the Closing Date for the purpose of engaging in opportunities related to the Business or Contracts related to the Business, or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between Company or any of its Affiliates and any customers, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Affiliates (including making, publishing or communicating any negative, defamatory or disparaging statements, remarks or comments concerning or alluding to Company or any of its Affiliates or their products, customers, suppliers, licensees, licensors, franchisees and other associated third parties or make any maliciously false statements about Company’s or any of its Affiliates’ employees and officers).

(d) The Stockholder covenants and agrees that during the Restricted Period, such Stockholder shall not directly or indirectly, as employee, agent, consultant, director, officer, equity holder, member, manager, partner or in any other capacity, without Parent’s prior written consent, employ, engage, recruit, hire, solicit or induce, or cause others to solicit or induce, for employment or engagement, any employee of Parent or its Affiliates (including, after the Closing, the Company) (excluding general solicitations of the public that are not based on any list of, or directed at, employees of Company or its Affiliates).

7.	Acquisition Proposals.

Subject to Section 5, the Stockholder shall not, and shall cause his, her or its Affiliates and Representatives not to, directly or indirectly, (a) initiate, solicit, propose, seek, knowingly encourage (including by way of furnishing information or data) or take any action designed to facilitate or induce any inquiry regarding, or the making of any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal, (b) engage in, continue or otherwise participate in any discussions or negotiations relating to, or otherwise cooperate in any way with, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this Section 7 prohibit such discussions or negotiations, or discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal), (c) approve, agree to, accept, endorse or recommend any Acquisition Proposal, (d) furnish or cause to be furnished any confidential or non-public information or data of or with respect to the Company or any of its Subsidiaries or afford or cause to be afforded access to the business, operations, properties, assets, books, records, or other non-public information or data, or to any personnel of the Company or any of its Subsidiaries to, have or participate in any discussions with any Person relating to any Acquisition Proposal or any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (e) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined under the Exchange Act) with respect to an Acquisition Proposal or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (f) initiate a stockholders’ vote or action by consent of Company’s stockholders with respect to an Acquisition Proposal, (g) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Company that takes any action in support of an Acquisition Proposal, (h) approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any acquisition agreement contemplating or otherwise relating to any acquisition transaction, (i) unless this Agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) in connection with or relating to any Acquisition Proposal, or (j) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7 by any Affiliate or Representative of the Stockholder shall constitute a breach of this Section 7 by the Stockholder.

8.	Term; Termination.

The term of this Agreement shall commence on the date hereof. This Agreement shall terminate upon the earlier of (i) the Effective Time, or (ii) termination of the Merger Agreement in accordance with Article 9 of the Merger Agreement; provided, that the provisions of Sections 6, 8, 10, 11, 12, 13, 15, 16, 17, 18, 19, 21 and 22 of this Agreement shall survive any termination of this Agreement. Other than as provided for herein, following the termination of this Agreement, there shall be no further liabilities or obligations hereunder on the part of the Stockholder, Parent, Merger Sub or Company, or their respective officers, directors or Representatives, except that nothing in this Section 8 and no termination of this Agreement shall relieve any party hereto from any liability for fraud, intentional misconduct or breach of this Agreement.

9.	Stop Transfer Order.

In furtherance of this Agreement, as soon as practicable after the date hereof, the Stockholder shall hereby authorize and instruct Company to instruct its transfer agent to enter a stop transfer order with respect to all of Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 8 hereof and the Stockholder agrees and that this Agreement places limits on the voting of the Shares subject to the provisions of this Agreement.

10.	Specific Performance.

The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof or otherwise breached, that money damages or other legal remedies would not be an adequate remedy for any such damage and each of Company, Parent, Merger Sub and the Stockholder agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breach of this Agreement or to enforce specifically the performance of this Agreement and the terms and provisions hereof (without proof of damages) in the Chosen Courts, in addition to any other remedy to which they are entitled pursuant hereto or at law or in equity. Each party agrees that no other party or Person shall be required to obtain, furnish, post or provide any bond or other security or instrument in connection with any remedy referred to in this Section 10, and each party irrevocably waives any right that it may have to require the obtaining, furnishing, posting or provision of any such bond or other security or instrument and waives any defense in any action for specific performance that a remedy at law would be adequate.

11.	Amendments; Waivers.

This Agreement may not be amended or waived except by an instrument in writing signed on behalf of each of the parties hereto.

12.	Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery of the state of Delaware, or, solely to the extent such court declines jurisdiction or does not have subject matter jurisdiction, any federal or state court located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably consents to the exclusive jurisdiction of the Chosen Courts, (ii) irrevocably waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 15.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(C).

13.	Expenses.

Except as otherwise expressly provided in this Agreement or the Merger Agreement, all costs and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, regardless of whether the transactions contemplated by the Merger Agreement are actually consummated; provided, that any reasonable expenses incurred by the Stockholder and, provided, further, that in any action to enforce this Agreement or the rights of any party hereunder, the prevailing party in such action shall be entitled to receive its reasonable attorney’s fees and all other reasonable costs and expenses incurred in such action.

14.	Reasonable Efforts.

On the terms and subject to the conditions of this Agreement, the Stockholder agrees to, without further consideration, (a) execute and deliver such additional documents as Parent may reasonably request, and (b) use his, her or its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby as promptly as practicable. Without limiting the foregoing, the Stockholder shall execute and deliver to Parent and any of its designees any proxies reasonably requested by Parent with respect to the Stockholder’s voting obligations under this Agreement.

15.	Notices.

All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (A) with respect to Parent or Merger Sub, the applicable address set forth in Section 10.01 of the Merger Agreement, and (B) with respect to the Stockholder, at the address for the Stockholder on Schedule A.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

16.	Benefit of Agreement; Assignment.

(a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party; except that each of Parent or Merger Sub may transfer or assign its respective rights and obligations under this Agreement, in whole or from time to time in part, (i) to one or more of its Affiliates at any time, (ii) in connection with a merger or consolidation involving Parent or Merger Sub, or other disposition of all or substantially all of the assets of Parent or Merger Sub, and (iii) after the Effective Time, to any Person. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(b) Except as specifically provided in this Section 16, this Agreement (including the documents and instruments referred to herein) is not intended and shall not be construed to confer upon and does not confer upon any Person other than the parties hereto and their respective permitted successors and assigns any rights (legal, equitable or otherwise) or remedies under or by reason of this Agreement, whether as third-party beneficiaries (specifically including employees and creditors of the Company) or otherwise, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

17.	Counterparts.

This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of e-mail delivery of a “.pdf” format data file as a defense to the formation of a Contract and each party hereto forever waives any such defense.

18.	Severability.

Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, void, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, voidness, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, void, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

19.	No Ownership Interest.

Nothing contained in this Agreement shall be deemed to vest in Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares or to create or form a “group” for purposes of the Exchange Act. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and Company or Parent shall not have any authority to direct the Stockholder in the voting or disposition of any of the Shares, except as otherwise provided herein.

20.	No Exercise of Appraisal Rights; Waiver of Certain Actions.

The Shareholder (a) hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any and all rights to require appraisal of the Shares pursuant to the DGCL (including Section 262) or otherwise to dissent from the transactions contemplated by the Merger Agreement, including the Merger, and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against Parent, Merger Sub or Company, or any of their respective successors (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging breach of fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement or any other agreement expressly contemplated thereby.

21.	Entire Agreement.

This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments as contemplated by or referred to herein or therein or annexed hereto or thereto (including any exhibits and schedules hereto or thereto), constitutes the entire agreement among the parties hereof and supersedes all prior negotiations, agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (except for any confidentiality, no-use or restrictive covenant agreements that the Stockholder may have entered into previously, which shall remain in full force and effect).

22.	Interpretation.

The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules, regulations or interpretations promulgated thereunder. References to any Contract are to that Contract as amended, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. References to “the date hereof” shall mean the date of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

FIRST CAROLINA BANK

By:
Name:
Title:

[Signature page to Voting and Support Agreement]

DOUBLE EAGLE ACQUISITION CORP, INC.

By:
Name:
Title:

[Signature page to Voting and Support Agreement]

BM TECHNOLOGIES, INC.

By:
Name:
Title:

[Signature page to Voting and Support Agreement]

STOCKHOLDER

Name:

[Signature page to Voting and Support Agreement]

SCHEDULE A
Number of Shares and Notice Information

Name	Shares

Address for notices:

Name: ____________________________

Street: ____________________________

City, State: ____________________________

Zip Code: ____________________________

Telephone: ____________________________

Fax: ____________________________

Email: ____________________________

SCHEDULE B
Number of Warrants and Notice Information

Name	Warrants

Address for notices:

Name: ____________________________

Street: ____________________________

City, State: ____________________________

Zip Code: ____________________________

Telephone: ____________________________

Fax: ____________________________

Email: ____________________________

SCHEDULE C
Liens